										EXHIBIT 99
Hamilton Beach Brands Holding Company
(in thousands, except percentage data)

	Revenue (2)						Revenue % change year over year (2)
	Q1	Q2	Q3	Q4	FY		Q1	Q2	Q3	Q4	FY
2018	124,533	135,179	171,017	198,981	629,710	2018	9.6%	6.3%	11.7%	(8.9)%	2.9%
2019	126,124	130,144	149,490	207,085	612,843	2019	1.3%	(3.7)%	(12.6)%	4.1%	(2.7)%

	Gross profit $ (2)						Gross profit % (2)
	Q1	Q2	Q3	Q4	FY		Q1	Q2	Q3	Q4	FY
2018	27,510	30,323	38,120	41,562	137,515	2018	22.1%	22.4%	22.3%	20.9%	21.8%
2019	26,119	27,586	30,928	44,912	129,545	2019	20.7%	21.2%	20.7%	21.7%	21.1%

	Operating expenses (2)						Operating expenses as a % of revenue (2)
	Q1	Q2	Q3	Q4	FY		Q1	Q2	Q3	Q4	FY
2018	23,920	26,258	25,145	24,022	99,345	2018	19.2%	19.4%	14.7%	12.1%	15.8%
2019	24,619	24,728	23,937	19,395	92,679	2019	19.5%	19.0%	16.0%	9.4%	15.1%

	Depreciation and amortization expense (2)
	Q1	Q2	Q3	Q4	FY
2018	968	968	1,055	1,286	4,277
2019	1,048	793	972	1,189	4,002

	Operating profit $ (2)						Operating profit % (2)
	Q1	Q2	Q3	Q4	FY		Q1	Q2	Q3	Q4	FY
2018	3,590	4,065	12,975	17,540	38,170	2018	2.9%	3.0%	7.6%	8.8%	6.1%
2019	1,500	2,858	6,991	25,517	36,866	2019	1.2%	2.2%	4.7%	12.3%	6.0%

	Interest expense, net (2)
	Q1	Q2	Q3	Q4	FY
2018	510	809	886	711	2,916
2019	663	789	756	767	2,975

	Other expense (income), net (2)
	Q1	Q2	Q3	Q4	FY
2018	(526)	679	(433)	573	293
2019	(341)	(132)	681	(710)	(502)

	Income from continuing operations before income taxes
	Q1	Q2	Q3	Q4	FY
2018	3,606	2,577	12,522	16,256	34,961
2019	1,178	2,201	5,554	25,460	34,393

	Net income from continuing operations						Effective income tax rate on continuing operations
	Q1	Q2	Q3	Q4	FY		Q1	Q2	Q3	Q4	FY
2018	2,659	1,892	9,933	12,661	27,145	2018	26.3%	26.6%	20.7%	22.1%	22.4%
2019	962	1,572	3,150	19,394	25,078	2019	18.3%	28.6%	43.3%	23.8%	27.1%

Hamilton Beach Brands Holding Company
(in thousands, except percentage data)

	Net cash provided by (used for) operating activities from continuing operations
	Q1	Q2	Q3	Q4	FY
2018	(29,412)	(10,892)	10,446	47,181	17,323
2019	(40,239)	8,574	7,493	24,374	202

	Net cash used for investing activities from continuing operations
	Q1	Q2	Q3	Q4	FY
2018	(2,285)	(2,069)	(2,610)	(795)	(7,759)
2019	(854)	(1,118)	(1,184)	(966)	(4,122)

	Capital expenditures (2)
	Q1	Q2	Q3	Q4	FY
2018	2,285	2,069	2,610	795	7,759
2019	854	1,118	1,184	966	4,122

	Cash flow before financing activities from continuing operations (1)
	Q1	Q2	Q3	Q4	FY
2018	(31,697)	(12,961)	7,836	46,386	9,564
2019	(41,093)	7,456	6,309	23,408	(3,920)

	Net cash (used for) provided by financing activities from continuing operations
	Q1	Q2	Q3	Q4	FY
2018	30,800	11,853	(7,407)	(44,501)	(9,255)
2019	36,988	(6,889)	(6,169)	(22,868)	1,062

	Purchase of treasury stock
	Q1	Q2	Q3	Q4	FY
2018	—	—	—	—	—
2019	—	2,334	3,626	—	5,960

	Dividends paid to stockholders
	Q1	Q2	Q3	Q4	FY
2018	1,162	1,165	1,165	1,166	4,658
2019	1,177	1,242	1,215	1,217	4,851

	Total debt (2)
	Q1	Q2	Q3	Q4	FY
2018	83,308	96,326	90,083	46,624	46,624
2019	84,812	81,505	80,152	58,497	58,497

	Equity
	Q1	Q2	Q3	Q4	FY
2018	47,637	46,010	54,450	65,438	65,438
2019	63,079	59,097	54,755	55,059	55,059

(1)	Cash flow before financing activities from continuing operations is equal to net cash provided by (used for) operating activities from continuing operations minus net cash used for investing activities from continuing operations.
(2)	As of December 31, 2019, the results of operations, financial position, and cash flows of The Kitchen Collection, LLC are reflected as discontinued operations for all periods reported.